UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026 (October 9, 2026)

Medalist Diversified, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 8436

Richmond, VA 23226

(Address of principal executive offices)

(804) 338-7708

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously announced, on September 1, 2026, Medalist Diversified, Inc. (the “Company” ), through its wholly owned subsidiary, MDI Mira Sav, LLC (“MDI Mira Sav”), entered into a joint venture, MIRA Sav Partners, LLC (the “Mira JV”) with Spandrel Development Partners, LLC (“Spandrel”), a real estate developer, and certain other investors, including Frank Kavanaugh, the Company’s Chief Executive Officer and Emanuel Neuman, a member of the Company’s Board of Directors. The Company committed to contribute $4.0 million to the Mira JV for an approximately 42% preferred equity interest in such joint venture. Spandrel, Mr. Kavanaugh and Mr. Neuman hold a 37%, 11% and 11% common equity interest in the Mira JV, respectively.

On October 9, 2026, Mira JV, through a wholly-owned subsidiary, MIRA Sav Property, LLC, as borrower (the “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”), with GLP 2505 LLC, a Delaware limited liability company, as lender (the “Lender”), and River Rock Associates LLC, as servicer (the “Servicer”). In connection with the Loan Agreement, and as described further below, Medalist Diversified Holdings, LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), entered into the Non-Recourse Guaranty, the Completion Guaranty and the Environmental Indemnity. The following is a summary of the material terms of the Loan Agreement, which is provided for context.

Loan Agreement

Pursuant to the Loan Agreement, the Lender agreed to make a construction loan to Borrower in a maximum aggregate principal amount of $13,800,000 (the “Loan”) for the purpose of financing the development of a multifamily townhome project located at 1025 West Gwinnett Street, Savannah, Georgia 31415 (the “Property”). The Loan proceeds are structured as follows: (i) an initial funding of $5,050,000 advanced on the closing date and (ii) $8,750,000 held as construction reserve funds, to be advanced in accordance with the terms and conditions of the Loan Agreement.

Interest Rate. The Loan bears interest at a variable rate per annum equal to the greater of (i) 11.5% or (ii) the Wall Street Journal Prime Rate plus 4.75%, with a floor of 11.5%, adjusted on the first day of each interest period.

Maturity. The Loan matures on October 9, 2027. Borrower has the option to extend the maturity date for up to three additional periods, subject to satisfaction of specified extension conditions.

Prepayment. Borrower may prepay the Loan in whole (but not in part) upon at least 30 days’ written notice to the Lender, subject to payment of all accrued and unpaid interest and other amounts then owing. Regardless of the date of prepayment, Borrower is obligated to pay minimum aggregate interest of $940,000 during the initial term of the Loan; to the extent actual interest payments are less than such amount, the shortfall is payable as a prepayment penalty.

Security. The Loan is secured by, among other things, a first-priority mortgage lien on the Property, an assignment of contracts, licenses, permits, and warranties relating to the Property, a pledge of the membership interests in Borrower held by Mira JV pursuant to a Guaranty and Pledge Agreement, and a security interest in all personal property of Borrower.

Covenants. The Loan Agreement contains customary affirmative and negative covenants for a construction loan of this type, including covenants relating to maintenance of the Property and construction budget, restrictions on additional indebtedness, restrictions on transfers of the Property or ownership interests in Borrower (subject to certain permitted transfers), compliance with applicable law (including environmental law), and maintenance of required insurance.

Events of Default. The Loan Agreement contains customary events of default, including, among others, failure to make payments when due, material misrepresentation, breach of covenants, any voluntary or involuntary transfer or encumbrance of the Property or the collateral outside of permitted transfers, dissolution or insolvency of Borrower, Mira JV, or a guarantor, bankruptcy or similar proceedings, cross-default with other indebtedness of Borrower. Upon an event of default, all outstanding obligations under the Loan Agreement may be accelerated and become immediately due and payable, and interest accrues at a default rate.

Guaranties and Environmental Indemnity

On October 9, 2026, the Operating Partnership agreed to provide a limited guaranty (the “Non-Recourse Guaranty”) with respect to the Loan Agreement.  Under the Non-Recourse Guaranty, the Operating Partnership and Spandrel Sponsors Fund II, LP as co-Guarantor (the “Co-Guarantor” and, together with the Operating Partnership, the “Guarantors”), have provided a guaranty with respect to certain potential costs, expenses, losses, damages and other sums for which Borrower is directly liable under the Loan Agreement, including losses or damages that may result from certain intentional actions committed by Borrower in violation of the Loan Agreement. The Operating Partnership is also providing a guaranty of the principal balance and any interest or other sums outstanding under the Loan Agreement or any other loan document (as defined in the Loan Agreement) in the event of certain bankruptcy or insolvency proceedings and certain other specified events involving Borrower, the Operating Partnership or the Co-Guarantor.

In addition, on October 9, 2026, the Operating Partnership, along with the Co-Guarantor, agreed to a completion guaranty (the “Completion Guaranty”), which, among other things, guarantees to Lender the completion of the development and construction of the improvements to the Property in accordance with the approved plans and the Loan Agreement, including the obligation to fund any cost overruns necessary to achieve completion.

On October 9, 2026, the Operating Partnership also entered into an environmental indemnity agreement (the “Environmental Indemnity”) in favor of the Lender, under which the Operating Partnership, the Co-Guarantor and Borrower agreed to indemnify the Lender for certain environmental liabilities relating to the Property.

The foregoing description is only a summary of the material provisions of the Non-Recourse Guaranty, the Completion Guaranty and the Environmental Indemnity and are qualified in their entirety by reference to the full text of the Non-Recourse Guaranty, the Completion Guaranty and the Environmental Indemnity, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated by reference herein.

Contribution Agreement

Concurrently with the execution of the Non-Recourse Guaranty, Completion Guaranty and Environmental Indemnity, and as a condition of the Operating Partnership and the Co-Guarantor agreeing to execute and deliver such agreements, the Operating Partnership, MDI Mira Sav, the Co-Guarantor and MIRA SAV Venture, LLC (“MSV”), entered into a Contribution Agreement, dated as of October 9, 2026 (the “Contribution Agreement”), which governs the allocation of losses and costs between the Operating Partnership and the Co-Guarantor arising under the Non-Recourse Guaranty, the Completion Guaranty and the Environmental Indemnity.

Pursuant to the Contribution Agreement, losses under the Non-Recourse Guaranty, the Completion Guaranty and the Environmental Indemnity (other than ordinary principal and interest repayment obligations, which are allocated pro rata) are allocated as follows: (i) losses that are not attributable to the fault of either Guarantor are shared between the Operating Partnership and the Co-Guarantor based on their respective pro rata shares of the Mira JV as determined in accordance with the Mira JV’s operating agreement; (ii) losses solely attributable to the fraud, bad faith, gross negligence, or willful misconduct of the Operating Partnership or its affiliates are borne 100% by the Operating Partnership; and (iii) losses solely attributable to the fraud, bad faith, gross negligence, or willful misconduct of Co-Guarantor or its affiliates are borne 100% by Co-Guarantor. Cost overruns under the Completion Guaranty that are the sole responsibility of MSV pursuant to the Mira JV’s operating agreement are borne 100% by the Co-Guarantor (subject to certain exceptions).

Each Guarantor that pays more than its allocated share of any loss or repayment cost is entitled to indemnification or reimbursement from the other Guarantor for such excess amount, payable within 15 days of written notice. Amounts not timely reimbursed bear interest at 18% per annum (or the maximum lawful rate, if lower) and may be treated as contribution loans under the Mira JV’s operating agreement, with corresponding dilutive consequences for the non-paying party’s interest in Mira JV.

The Contribution Agreement survives until the later of (i) two years after the Lender releases both Guarantors in full from each of the Non-Recourse Guaranty, the Completion Guaranty and the Environmental Indemnity and (ii) the expiration of all applicable statutes of limitation with respect to the matters giving rise to obligations thereunder.

The foregoing description is only a summary of the material provisions of the Contribution Agreement and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.4, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure pertaining to the Non-Recourse Guaranty, the Completion Guaranty, the Environmental Indemnity and the Contribution Agreement set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Non-Recourse Carveout Guaranty, dated October 9, 2026
10.2	Completion Guaranty, dated October 9, 2026
10.3	Environmental Indemnity, dated October 9, 2026
10.4	Contribution Agreement, dated October 9, 2026
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED, INC.

Dated: October 13, 2026	By:	/s/ C. Brent Winn, Jr.
C. Brent Winn, Jr.
Chief Financial Officer